UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 23, 2016, by unanimous written consent, the holders of 100% of the 3,538,628 outstanding shares of Class B Voting Common Stock of Brady Corporation (the “Company”) approved the Brady Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), effective August 1, 2016. The 2017 Plan is intended (i) to provide incentives for directors and employees of the Company and its affiliates to improve corporate performance on a long-term basis, (ii) to attract and retain directors and employees and (iii) to align the long-term interests of participants with those of the Company and its shareholders. The 2017 Plan is a stock and cash-based incentive plan and includes provisions by which the Company may grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock and cash incentive awards. Certain awards may be subject to pre-established performance goals. A total of up to 5,000,000 shares of the Company’s Class A Non-Voting Common Stock (“Class A Common Stock”) have been authorized for issuance pursuant to the 2017 Plan, subject to adjustment as provided in the 2017 Plan.

The summary provided above is qualified in its entirety by reference to the text of the 2017 Plan, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The information set forth above under Item 5.02 is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Brady Corporation 2017 Omnibus Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: May 27, 2016	/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Brady Corporation 2017 Omnibus Incentive Plan